Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Perseon Corporation

We consent to the incorporation by reference in Registration Statement No. 333-184164 on Form S-3 and Registration Statements No. 333-157025, No. 333-142973, No. 333-50588, and No. 333-165885 on Form S-8 of Perseon Corporation of our reports dated March 30, 2015 with respect to the financial statements of Perseon Corporation contained in this Transition Report on Form 10-K for the four month period ended December 31, 2014.

/s/ Tanner LLC
Salt Lake City, Utah
March 30, 2015